Exhibit 10.16

WILLDAN GROUP, INC.

2008 PERFORMANCE INCENTIVE PLAN

EMPLOYEE RESTRICTED STOCK AWARD AGREEMENT

THIS EMPLOYEE RESTRICTED STOCK AWARD AGREEMENT (this “Award Agreement”) is dated as of [●] (the “Award Date”) by and between Willdan Group, Inc., a Delaware corporation (the “Corporation”), and [●].

W I T N E S S E T H

WHEREAS, pursuant to the Willdan Group, Inc. Amended and Restated 2008 Performance Incentive Plan (the “Plan”), the Corporation hereby grants to the Employee, effective as of the date hereof, a restricted stock award (the “Award”), upon the terms and conditions set forth herein and in the Plan.

NOW THEREFORE, in consideration of services rendered and to be rendered by the Employee, and the mutual promises made herein and the mutual benefits to be derived therefrom, the parties agree as follows:

1.Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Plan.
2.Grant. Subject to the terms of this Award Agreement, the Corporation hereby grants to the Employee an Award with respect to an aggregate of [●] restricted shares of Common Stock of the Corporation (the “Restricted Stock”).
3.Vesting and Holding Requirement. Subject to Section 8 below, the Award shall vest, and restrictions (other than those set forth in Section 8.1 of the Plan) shall lapse, in [●] installment on [●]. The Board reserves the right to accelerate the vesting of the Restricted Stock in such circumstances as it, in its sole discretion, deems appropriate and any such acceleration shall be effective only when set forth in a written instrument executed by an officer of the Corporation. The Employee shall be required to retain 100% of the Net Shares (as defined below) that vest until the earlier of (1) the one-year anniversary of the vesting of the Net Shares and (2) the date of the Employee’s termination of employment with the Corporation for any reason. For purposes of this Agreement, “Net Shares” means those shares of Restricted Stock that remain after shares are sold or withheld to satisfy any applicable withholding tax obligations arising in connection with the vesting of the Award.
4.Continuance of Employee’s Services. The vesting schedule requires continued service through each applicable vesting date as a condition to the vesting of the applicable installment of the Award and the rights and benefits under this Award Agreement. Service for only a portion of the vesting period, even if a substantial portion, will not entitle the Employee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of services as provided in Section 8 below or under the Plan. Nothing contained in this Award Agreement or the Plan constitutes a continued service commitment by the Corporation or interferes with the right of the Corporation to increase or decrease the compensation of the Employee from the rate in existence at any time.

5.Dividend and Voting Rights. After the Award Date, the Employee shall be entitled to cash dividends and voting rights with respect to the shares of Restricted Stock subject to the Award even though such shares are not vested, provided that such rights shall terminate immediately as to any shares of Restricted Stock that are forfeited pursuant to Section 8 below.
6.Restrictions on Transfer. Prior to the time that they have become vested pursuant to Section 3 hereof or Section 7 of the Plan, neither the Restricted Stock, nor any interest therein, amount payable in respect thereof, or Restricted Property (as defined in Section 9 hereof) may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily. The transfer restrictions in the preceding sentence shall not apply to (a) transfers to the Corporation, or (b) transfers by will or the laws of descent and distribution.
7.Stock Certificates.
(a)Book Entry Form. The Corporation shall issue the shares of Restricted Stock subject to the Award either: (a) in certificate form as provided in Section 7(b) below; or (b) in book entry form, registered in the name of the Employee with notations regarding the applicable restrictions on transfer imposed under this Award Agreement.
(b)Certificates to be Held by Corporation; Legend. Any certificates representing shares of Restricted Stock that may be delivered to the Employee by the Corporation prior to vesting shall be redelivered to the Corporation to be held by the Corporation until the restrictions on such shares shall have lapsed and the shares shall thereby have become vested or the shares represented thereby have been forfeited hereunder. Such certificates shall bear the following legend and any other legends the Corporation may determine to be necessary or advisable to comply with all applicable laws, rules, and regulations:

“The ownership of this certificate and the shares of stock evidenced hereby and any interest therein are subject to substantial restrictions on transfer under an Agreement entered into between the registered owner and Willdan Group, Inc.. A copy of such Agreement is on file in the office of the Secretary of Willdan Group, Inc.”

(c)Delivery of Certificates Upon Vesting. Promptly after the vesting of any shares of Restricted Stock pursuant to Section 3 hereof or Section 7 of the Plan and the satisfaction of any and all related tax withholding obligations pursuant to Section 10, the Corporation shall, as applicable, either remove the notations on any shares of Restricted Stock issued in book entry form which have vested or deliver to the Employee a certificate or certificates evidencing the number of shares of Restricted Stock which have vested (or, in either case, such lesser number of shares as may result after giving effect to Section 10). The Employee (or the beneficiary or personal representative of the Employee in the event of the Employee’s death or disability, as the case may be) shall deliver to the Corporation any representations or other documents or assurances as the Corporation or its counsel may determine to be necessary or advisable in order to ensure compliance with all applicable laws, rules, and regulations with respect to the grant of the Award and the delivery of shares of Common Stock in respect thereof. The shares so delivered shall no longer be restricted shares hereunder.

(d)Stock Power; Power of Attorney. Concurrently with the execution and delivery of this Award Agreement, the Employee shall deliver to the Corporation an executed stock power in the form attached hereto as Exhibit A, in blank, with respect to such shares. The Corporation shall not deliver any share certificates in accordance with this Award Agreement unless and until the Corporation shall have received such stock power executed by the Employee. The Employee, by acceptance of the Award, shall be deemed to appoint, and does so appoint by execution of this Award Agreement, the Corporation and each of its authorized representatives as the Employee’s attorney(s)-in-fact to effect any transfer of unvested forfeited shares (or shares otherwise reacquired by the Corporation hereunder) to the Corporation as may be required pursuant to the Plan or this Award Agreement and to execute such documents as the Corporation or such representatives deem necessary or advisable in connection with any such transfer.
8.Effect of Termination of Employee’s Services. The Employee’s shares of Restricted Stock (and related Restricted Property as defined in Section 9 hereof) shall be forfeited to the Corporation to the extent such shares have not become vested pursuant to Section 3 hereof or Section 7 of the Plan prior to the first date the Employee is no longer employed by or providing services to the Corporation. Upon the occurrence of any forfeiture of shares of Restricted Stock hereunder, such unvested, forfeited shares and related Restricted Property shall be automatically transferred to the Corporation as of the applicable termination date, without any other action by the Employee (or the Employee’s beneficiary or personal representative, as applicable). No consideration shall be paid by the Corporation with respect to such transfer. The Corporation may exercise its powers under Section 7(d) hereof and take any other action necessary or advisable to evidence such transfer. The Employee (or the Employee’s beneficiary or personal representative, as applicable) shall deliver any additional documents of transfer that the Corporation may request to confirm the transfer of such unvested, forfeited shares and related Restricted Property to the Corporation.
9.Adjustments Upon Specified Events. Upon the occurrence of certain events relating to the Corporation’s stock contemplated by Section 7.1 of the Plan, the Administrator shall make adjustments in accordance with such section in the number and kind of securities that may become vested under the Award. If any adjustment shall be made under Section 7.1 of the Plan or an event described in Section 7.2 of the Plan shall occur and the shares of Restricted Stock are not fully vested upon such event or prior thereto, the restrictions applicable to such shares of Restricted Stock shall continue in effect with respect to any consideration, property or other securities (the “Restricted Property” and, for the purposes of this Award Agreement, “Restricted Stock” shall include “Restricted Property”, unless the context otherwise requires) received in respect of such Restricted Stock. Such Restricted Property shall vest at such times and in such proportion as the shares of Restricted Stock to which the Restricted Property is attributable vest, or would have vested pursuant to the terms hereof if such shares of Restricted Stock had remained outstanding. To the extent that the Restricted Property includes any cash (other than regular cash dividends), such cash shall be invested, pursuant to policies established by the Administrator, in interest bearing, FDIC-insured (subject to applicable insurance limits) deposits of a depository institution selected by the Administrator, the earnings on which shall be added to and become a part of the Restricted Property.

10.Tax Withholding. Subject to Section 8.1 of the Plan, upon any vesting of the Restricted Stock, the Corporation shall automatically withhold and reacquire the appropriate number of whole shares of Restricted Stock, valued at their then fair market value (with the “fair market value” of such shares determined in accordance with the applicable provisions of the Plan), to satisfy any withholding obligations of the Corporation or its Subsidiaries with respect to such vesting at any applicable withholding rates. In the event that the Corporation cannot satisfy such withholding obligations by withholding and reacquiring shares of Restricted Stock, or in the event that the Employee makes or has made an election pursuant to Section 83(b) of the Code or the occurrence of any other withholding event with respect to the Award, the Corporation (or a Subsidiary) shall be entitled to require a cash payment by or on behalf of the Employee and/or to deduct from other compensation payable to the Employee any sums required by federal, state or local tax law to be withheld with respect to such vesting of any Restricted Stock or such Section 83(b) election.
11.Notices. Any notice to be given under the terms of this Award Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Employee at the Employee’s last address reflected on the Corporation’s payroll records. Any notice shall be delivered in person or shall be enclosed in a properly sealed envelope, addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government. Any such notice shall be given only when received, but if the Employee is no longer an Eligible Person, shall be deemed to have been duly given five business days after the date mailed in accordance with the foregoing provisions of this Section 11.
12.Plan. The Award and all rights of the Employee under this Award Agreement are subject to the terms and conditions of the provisions of the Plan, incorporated herein by reference. The Employee agrees to be bound by the terms of the Plan and this Award Agreement. The Employee acknowledges having read and understanding the Plan, the Prospectus for the Plan, and this Award Agreement. Unless otherwise expressly provided in other sections of this Award Agreement, provisions of the Plan that confer discretionary authority on the Board or the Administrator do not (and shall not be deemed to) create any rights in the Employee unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Administrator so conferred by appropriate action of the Board or the Administrator under the Plan after the date hereof.
13.Entire Agreement. This Award Agreement and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan may be amended pursuant to Section 8.6 of the Plan. This Award Agreement may be amended by the Board from time to time. Any such amendment must be in writing and signed by the Corporation. Any such amendment that materially and adversely affects the Employee’s rights under this Award Agreement requires the consent of the Employee in order to be effective with respect to the Award. The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Employee hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

14.Counterparts. This Award Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
15.Section Headings. The section headings of this Award Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.
16.Governing Law. This Award Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of law principles thereunder.
17.Clawback Policy. The Restricted Stock is subject to the terms of the Corporation’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of the Restricted Stock or other cash or property received with respect to the Restricted Stock (including any value received from a disposition of the Restricted Stock).
18.No Advice Regarding Grant. The Employee is hereby advised to consult with his or her own tax, legal and/or investment advisors with respect to any advice the Employee may determine is needed or appropriate with respect to the Restricted Stock (including, without limitation, to determine the foreign, state, local, estate and/or gift tax consequences with respect to the Award, the advantages and disadvantages of making an election under Section 83(b) of the Code with respect to the Award, and the process and requirements for such an election). Neither the Corporation nor any of its officers, employees, directors, affiliates or advisors makes any representation (except for the terms and conditions expressly set forth in this Award Agreement) or recommendation with respect to the Award or the making an election under Section 83(b) of the Code with respect to the Award. In the event the Employee desires to make an election under Section 83(b) of the Code with respect to the Award, it is the Employee’s sole responsibility to do so timely. Except for the withholding rights set forth in Section 10 above, the Employee is solely responsible for any and all tax liability that may arise with respect to the Award.

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IN WITNESS WHEREOF, the Corporation has caused this Award Agreement to be executed on its behalf by a duly authorized officer and the Employee has hereunto set his or her hand as of the date and year first above written.

WILLDAN GROUP, INC.,

a Delaware corporation

By:

Print Name:

Its:

EMPLOYEE

Print Name: